Exhibit 10.31


    Certain portions of this Exhibit, indicated in the text by [*], have been omitted based upon a request for confidential treatment filed with the Securities and Exchange Commission ("SEC"). The non-public information has been filed separately with the SEC in connection with that request.



                                SUPPLY AGREEMENT

         THIS AGREEMENT ("Agreement") is made this 6th day of April 2001, by and between Penford Products Co. (Seller) and Natural Solutions Corporation (Buyer).

         WHEREAS, Buyer desires to buy and Seller desires to sell [*]products (collectively "Products").

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and other terms and conditions contained herein, the parties hereto agree as follows:

1.       Sale and Purchase of Products

         During the term of this Agreement, Seller agrees to sell and Buyer agrees to purchase from Seller, [*] products [*], known collectively as "Products". Buyer's commercial needs are estimated to be [*] from Seller, but Buyer shall not be obligated to purchase any specified quantity. The total amount of Products sold to Buyer will not exceed the reasonable commercial output of Seller. Sales and purchases shall take place at such times and in such quantities as Buyer may request on purchase orders delivered to Seller. In the event Seller cannot deliver Products as required by Buyer or its customers, after reasonable attempts, Buyer shall have the right to acquire needed product from other producers for such period as Seller is unable to supply. All Products shall meet Buyer's specifications, as provided to Seller. Buyer shall have the right to inspect Seller's facilities, during regular business hours, upon prior notice to Seller.

2.       Exclusivity

         During the term of this Agreement, Seller will not sell Products to any other person or entity for use in deicing, anti-icing, road stabilization or dust control for so long as Buyer is not purchasing products similar to or the same as the Products from a source other than Seller.

3.       Payment, Prices

         Within a reasonable amount of time of receipt of a written purchase order, faxed to Seller at [*], from Buyer, Seller shall tender the Products to Buyer [*] the Products covered by such written purchase order. The Buyer will be solely responsible for the cost of freight and insurance for the transportation of the Products. [*]

4.       Delivery, Transportation, Insurance

         All deliveries under this Agreement shall be made F.O.B. Seller's plant in Cedar Rapids, Iowa. From and after such delivery, all risk of loss
(including,   without  limitation,
the obligation to procure and maintain insurance) shall be deemed to pass to Buyer. If the Products are to be shipped by railcars, the Seller will provide the necessary railcars and coordinate their loading and transportation. [*] If the Products are to be shipped by truck, the Buyer will coordinate and provide the trucks for shipment. Each truck used for shipping will present an approved wash ticket. Seller will use its standard procedures in reviewing the wash ticket and the condition of the truck. If the approved wash ticket is not presented, or if the truck is unsuitable for loading due to odor, lack of cleanliness, the truck is deemed unsafe or Seller determines pursuant to its standard procedures that the truck is not suitable for shipment of the Products, Seller shall have the right to refuse loading. Notwithstanding Seller's right to refuse loading, Seller shall have no liability whatsoever for the condition of any railcar or truck used for shipment of the Products.

5.       Limited Warranty

         Seller  warrants  that it has the  right to  convey  good  title to the
Products and that said Products shall be delivered free of any lien or encumbrance. Seller further warrants that the Products delivered shall meet the Buyer's specifications as expressed in Paragraph 6. In the event of any breach by Seller of this limited warranty, Seller shall within five (5) days after receiving notice from Buyer of the breach, replace the nonconforming Products with conforming Products based on the requirements of this limited warranty, including all applicable transportation and inspection costs. In the event Seller is unable to provide conforming Product within the specified five (5) day period, Seller agrees to credit said purchase price and applicable transportation and insurance costs actually paid by Buyer in connection with the nonconforming Products against the outstanding invoice.

All claims for breach by the Seller of this limited warranty shall be waived unless Buyer notifies Seller within sixty (60) days of discovery of said breach in writing.

         EXCEPT FOR THE ABOVE LIMITED WARRANTY, SELLER GRANTS NO OTHER WARRANTIES, AND HEREBY DISCLAIMS AND NEGATES ALL EXPRESS AND IMPLIED WARRANTIES REGARDING THE PRODUCTS, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL SELLER BE LIABLE FOR ANY BUYER OR THIRD PARTY CLAIMS FOR ANY INCIDENTAL, SPECIAL, OR CONSEQUENTIAL DAMAGES, WHETHER FOR LOSS OF BUSINESS OR PROFITS OR OTHERWISE, EVEN IF SELLER IS AWARE OF THE POSSIBILITY THEREOF. IN ANY CASE, SELLER'S TOTAL LIABILITY UNDER THIS AGREEMENT SHALL BE LIMITED TO A REFUND OF THE PURCHASE PRICE PAID BY BUYER FOR THE PRODUCTS.

6.       Quality Control

         Both the Buyer and Seller agree that for the term of this Agreement the properties governing the Products shall be described as follows:

(a)      [*]

(b)      [*]

(c)      [*]

         [*] The test results from this sampling program shall be provided to Buyer within two (2) days of results and a copy of the results will be sent to Buyer at the address contained herein. In addition, the Seller shall maintain a log of the results in its facility, which shall be available for inspection by Buyer. Further, the Seller warrants that all testing facilities, testing protocols and record keeping shall be consistent with accredited lab practice.

7.       Government Regulations, Insurance

         At all times during the term of this Agreement, each party shall have in effect all licenses, permits and authorizations that are legally necessary or commercially advisable to its performance hereunder, and each party shall comply with all local laws, rules and regulations necessary to the performance of this Agreement. Each party shall be solely responsible for procuring and maintaining any and all insurance of whatever kind is necessary or advisable to its performance hereunder.

8.       Indemnification

         Except as otherwise provided herein, each party (the "Indemnifying Party") shall indemnify and hold harmless the other party (the "Indemnified Party") from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, attorneys' fees and expenses) imposed upon, incurred by or asserted against the Indemnified Party that result from acts of negligence or misrepresentations by the Indemnifying Party, its employees or agents, or that otherwise arise out of a breach of this Agreement.

9.       Term and Termination

         9.1 This Agreement shall enter into force as of the date first above written and shall continue in force for three (3) years unless earlier terminated as provided herein. Either party may terminate this Agreement at any time, if it has good cause for termination, by giving the other party sixty (60) days written notice and the opportunity to cure. Without limiting applicable law, either of the following circumstances shall constitute good cause for termination:

                  (a)      The  other  party  shall  have  become   bankrupt  or
                  insolvent, or entered into a composition with its creditors, or had a receiver appointed for its assets; or

                  (b) The other party shall be in material breach of any of its obligations under this Agreement. Material breach shall deemed to include but not be limited to failure to make timely payment of invoices or Buyer's violation of Paragraph 2 herein.

         9.2 Termination of this Agreement shall not relieve either party of its obligations hereunder accruing prior to such termination. Each party shall diligently perform its obligations hereunder even if it has received notice of the other party's election to terminate.

10.      Force Majeure

         Any failure or delay by either party in performing its obligations under this Agreement shall be excused if such failure or delay is due to causes beyond its reasonable control, including, without limitation, acts of God, governmental acts or omissions, war or riot.

11.      Miscellaneous

         11.1 No party shall have the authority to act on behalf of the other party to bind the other party by any promise or representation unless specifically authorized in writing to do so by the other party. Nothing in this Agreement shall be deemed to confer upon either party any right to use any name, trademarks or other intellectual property belonging to the other party.

         11.2 If any provision of this Agreement is declared illegal or invalid, such provision shall be deemed severed, with the remaining provisions of this Agreement being deemed to remain in full force and effect.

         11.3 Neither party shall assign, delegate or otherwise transfer its interests herein, in whole or part, without the prior written consent of the other party.

         11.4 Unless otherwise specified in the applicable invoice, for purposes of this Agreement, notices required or permitted under this Agreement shall be addressed as follows:

                  If to Seller:   Penford Products Co.
                                  1001 1st Street, S. W.
                                  Cedar Rapids, IA  52404-2175
                                  Attention:  Wallace H. Kunerth

                  If to Buyer:    Natural Solutions Corporation
                                  100 Volvo Parkway, Suite 200
                                  Chesapeake, VA  23320-1600
                                  Attention:  Jim Foshee

                  With copy to:   Louis A. Isakoff
                                  Natural Solutions Corporation
                                  977 Centerville Turnpike, SHB 202
                                  Virginia Beach, VA  23463


                  Notices shall be effective upon actually delivery.

         11.5     This   Agreement   shall  be  governed  by  and  construed  in
accordance with, the internal laws of the State of Iowa, without regard to conflict of law principles applied in such State.

         11.6 To the fullest extent permitted by law, buyer hereby waives any right to trial by jury (which seller also waives) in any action, suit, proceeding or counterclaim of any kind arising out of or otherwise relating to this Agreement. seller and buyer each represents to the other that this waiver is knowingly, willingly and voluntarily given.

         11.7 Each party hereto consents to the personal jurisdiction of the state and federal courts located in the state of Iowa or Virginia in connection with any controversy related to this Agreement, waives any argument that venue in any such forum is not convenient and agrees that any litigation initiated by either of them in connection with this Agreement shall be venued in either the Linn County, Iowa District Court, the United States District Court, Northern District of Iowa in Cedar Rapids, Iowa, in the Circuit Court for Virginia Beach Virginia or the United States District for the District of Virginia.

         11.8 This Agreement constitutes the entire agreement between the patties relating to its subject matter and merges and supersedes all prior written oral agreements and all contemporaneous oral agreements between the parties. This Agreement may not be changed in any respect except by a writing duly executed by both parties.

         11.9 In the event that any action is filed in relation to this Agreement, the unsuccessful party in the action shall pay to the successful party, in addition to all the sums that either party may be called on to pay, a sum for the successful party's reasonable attorneys' fees, court costs, and expenses incurred in such action.

         IN WITNESS WHEREOF, these parties have caused this Agreement to be executed by their authorized representatives on the day and year first above written.

Natural Solutions Corporation              Penford Products Co


By:  /s/ Jimmy W. Foshee                    By:  /s/Wallace H. Kunerth
   ----------------------------------          ---------------------------------
         Jimmy W. Foshee                            Wallace H. Kunerth



Its:     President                          Its:  Vice President & Chief Science
     --------------------------------           --------------------------------
                                                    Officer
                                                --------------------------------